                                                                     EXHIBIT 4.5

                          COMMERCIAL BANCSHARES, INC.

                 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES

                           (Adopted August 27, 1992)

1. PURPOSE

   The purpose of the Plan is to provide an incentive, in the form of a proprietary interest in the Corporation, to key employees who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain employees of outstanding abilities. This Plan is intended to meet the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended.

2. DEFINITIONS

   As used in the Plan, "Corporation" means Commercial Bancshares, Inc. and its subsidiary corporations designated by the Board of Directors of Commercial Bancshares, Inc. to participate in the Plan; "Board of Directors" means the Board of Directors of Commercial Bancshares, Inc.; "employee" means any officer or key employee of the Corporation; "Director" means any full director, not advisory, of the Corporation; and "fair market value" means the fair market value of the stock at the time of the grant as determined (i) by the Board of Directors, if there is no discernible market for the stock, (ii) the closing bid price for the stock if traded over the counter, or (iii) the closing price if traded on a national stock exchange.

3. STOCK OPTION COMMITTEE

   (a) The Stock Option Committee (the "Committee") shall consist of two or more members of the Board of Directors. If any member of the committee is eligible to receive a stock option, such member shall not be entitled to vote on the motion to grant him/her the stock option.

   (b) The Committee shall determine the employees to whom options may be granted and the number of shares to be subject to each option.

   (c) As and to the extent authorized by the Board of Directors, the Committee may exercise the powers and authority vested in the Board of Directors under the Plan.

4. TERMS OF OPTIONS

   The terms of each option granted under the Plan shall be determined by the Board of Directors, consistent with the provisions of the Plan, including the following:

     (a) The purchase price of the stock subject to option shall not be less than the fair market value of the stock on the date the option is granted, except that the purchase price shall not be less than 110% of the fair market value of the stock on the date the option is granted for an employee who owns ten percent (10%) or more of the stock of the Corporation at the time the option is granted.

     (b) Each option may be exercised in whole or in part from time to time during such period as the option shall specify, provided that no option shall be exercisable prior to one year nor after ten (10) years from the date of the grant thereof, except that any option granted to an employee who owns ten percent (10%) or more of the stock of the Corporation at the time the option is granted must be exercised within five (5) years of the date of grant.

     (c) Each option may provide for related stock appreciation rights.

     (d) Each option may provide that the optionee shall represent at the time of each exercise of option or stock appreciation right that the shares purchased are being acquired for investment and not with a view to distribution thereof.

     (e) The purchase price of the shares with respect to which an option is exercised may be payable in full in cash or stock of the Corporation, or combination thereof, on such exercise. No fractional shares shall be issued.

     (f) An option or stock appreciation right shall not be assignable or transferable by the employee to whom granted otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during his/her lifetime, only by him/her, except as provided in paragraph 7, hereof.

     (g) No person shall have the rights of a stockholder with respect to shares subject to an option, but shall have such rights only with respect to shares acquired on exercise of an option or stock appreciation right.

5. GRANTING OF OPTIONS

   (a) The Board of Directors may grant, from time to time, in accordance with determinations of the Committee, options to employees to purchase shares of common stock of the corporation under the Plan. Nonemployee Directors are not eligible to receive options under the Plan. The total number of shares of stock which may be purchased pursuant to options granted under the Plan shall not exceed the number of authorized and unissued shares within the Corporation, except as provided in Paragraph 8. They may consist in whole or in part of unissued or reacquired shares. If for any reason (other than surrender of option rights upon exercise of stock appreciation rights as provided in Paragraph 6) shares as to which an option has been granted cease to be subject to purchase thereunder, then such shares shall again be available for option under the Plan.

   (b) Unless the Board of Directors votes to earlier discontinue the Plan, the Plan shall terminate ten (10) years from the earlier of (i) the date the Plan is approved by the stockholders or (ii) the date the Plan is adopted by the Board of Directors of the Corporation.

6. STOCK APPRECIATION RIGHTS

   As the Board of Directors may determine, stock appreciation rights may be granted in conjunction with all or any part of any option granted under the Plan, either at the time of the option grant or at any time thereafter during the term of the option. Stock appreciation rights shall entitle the optionee, upon exercise of such rights, to surrender the related option, or any part thereof, and to receive a payment equal to the excess of the fair market value, on the date of such exercise, of the shares covered by such option, or part thereof, over the option price of such shares. Upon exercise of a stock appreciation right and surrender of the related option or part thereof, such option, to the extent surrendered, shall not thereafter be exercisable.

   The payment contemplated by this Paragraph may be made in shares of common stock of Commercial Bancshares, Inc. valued at fair market value on the date of exercise, or in cash or partly in cash and partly in shares of common stock, as the Board of Directors may determine. The shares of common stock covered by the option, or part thereof, so surrendered shall again be available for option under the Plan. Any shares of common stock delivered as payment upon any such surrender may consist in whole or in part of unissued or reacquired shares and shall not be charged against the number of shares of common stock available for option under the Plan.

7. DEATH OR TERMINATION OF EMPLOYMENT

   (a) If an optionee dies his option may be exercised only within one year from the date of death. If an optionee's employment by the Corporation is terminated by the Corporation for cause, his option shall expire at termination. If an optionee's employment by the Corporation is terminated other than by death or for cause, his option may be exercised only within three months from the date of termination of employment.

   (b) Notwithstanding any other provision hereof, an option may be exercised pursuant to this Paragraph 7 only to the extent the optionee was entitled to exercise the option by its terms at the time of termination of employment or death and, in any event, may not be exercised after the expiration of ten (10) years from the date of the grant thereof (five (5) years in the case of an employee who was a ten percent (10%) or greater shareholder at the date of grant).

8. ADJUSTMENTS UPON CHANGES IN STOCK

   If there shall be any change in or affecting the stock subject to the Plan, or to any option granted thereunder, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination, the Board of Directors may make appropriate adjustments to the Plan including but not limited to the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options, and assumption of old options or substitution of new options for old options, regardless of whether the option price of any such option is less than the fair market value of the subject shares.

9. FINALITY OF DETERMINATIONS

   The Board of Directors shall have the power to interpret the Plan. All interpretations, determinations and actions by the Board of Directors or by the Committee shall be final, conclusive and binding upon all parties.

10. AMENDMENT AND TERMINATION

   The Board of Directors shall have the power, in its discretion, to amend, suspend or terminate the Plan or options or stock appreciation rights granted under the Plan at any time. No amendment, suspension or termination of the Plan or options granted under the Plan shall, except with the consent of the optionee, adversely affect rights under an option previously granted; provided, however, that any suspension or termination by the Board of Directors of a stock appreciation right previously granted shall not be deemed to affect adversely rights under an option previously granted.

11. EFFECTIVE DATE OF PLAN

   The Plan shall become effective upon approval by the stockholders of the Corporation, which approval must be given within twelve (12) months before or after the Plan is adopted by the Board of Directors of the Corporation.

                                       3